Exhibit 21.01

                            RWD TECHNOLOGIES, INC.
                               RWD SUBSIDIARIES

            Subsidiary/Affiliate Company Name                 Registration
            Jurisdiction of Incorporation                      Company No.               Date Formed
            -----------------------------                     ------------               -----------
RWD Technologies UK Limited United Kingdom                        03314693          February 3, 1997
RWD Mexico, S. de R.L. Mexico                                 RME970423BF7            April 23, 1997
RWD Technologies Australia Pty Ltd Australia                    79 969 930         September 4, 1997
RWD Holdings LLC (Maryland, USA)                                  W5067707           August 21, 1998
RWD Technologien Deutschland GmbH (Germany)                       HRB 1668            August 5, 1999
Latitude360, Inc. (Maryland, USA)                                                      April 6, 2000
RWD Technologies, S. de R.L. de C.V. (Mexico)                  RTE01208C79          December 8, 2000
SAP Learning Solutions Pte. Ltd. (Singapore Joint Venture)      200010755R         December 28, 2000

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